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                                                                   Exhibit 10.03


                            [Bank One, NA Letterhead]

December 16, 1998

Mr. Bruce A. Smith, CFO
Denison Hydraulics, Inc.
14249 Industrial Parkway
Marysville, OH 43040

Dear Bruce:

Bank One, NA ("Bank One") is pleased to confirm its willingness to extend the following credit accommodations to Denison Hydraulics, Inc. ("Borrower") under the following terms and conditions (the "Commitment"). This Commitment is based on your representation of intent to use the credit accommodation as described herein.

Borrower:                         Denison Hydraulics, Inc.

Guarantor:                        None

Loan Amount:                      $12,000,000

Type:                             Unsecured Time Note

Use of Proceeds:                  Working capital and acquisitions

Maturity Date:                    120 Days from Note date.

Rate of Interest:                 Interest shall accrue and be calculated based
                                  upon an Actual/360 day basis

                                         LIBOR                 PRIME
                                         -----                 -----
                                         +0.875%               +-0-

                                  Standard LIBOR language acceptable to Bank
                                  One. LIBOR options of 1, 2, and 3 months.

Terms of Repayment:               Monthly payments of all accrued interest on
                                  all Prime rate advances and upon the
                                  expiration of any LIBOR contracts; outstanding balance of principal, accrued interest and all other sums due hereunder shall be due and payable on the Maturity Date. This facility will not be extended beyond the Maturity Date.
                                  The facility will be refinanced on or prior to the Maturity Date under the terms of the commitment letter dated October 13, 1998.


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                                  All payments (and fees) shall be
                                  electronically debited from Borrower(s)
                                  designated account on the scheduled due
                                  date/except any balloon payment required hereunder.


Sincerely,



/s/ David T. Clark

David T. Clark
Vice President




The terms and conditions of the Commitment are hereby accepted:

Borrower:  Denison Hydraulics, Inc.

/s/  Bruce A. Smith

By:    Bruce A. Smith
Its:   Chief Financial Officer



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